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                                                                    EXHIBIT 99.3
                         REPUBLIC BANCORPORATION, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 SPECIAL MEETING OF SHAREHOLDERS--MAY 28, 1996

    The undersigned shareholder of REPUBLIC BANCORPORATION, INC. (the 'Company'), revoking all previous proxies, hereby constitutes and appoints
        and           , and each of them acting individually, as the attorney
and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held on Tuessday, May 28,1996 at 10:00 A.M. in the Company's offices located at 1515 Market Street, Philadelphia, Pennsylvania, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Special Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

    PROPOSAL I

    / / FOR the proposal to approve the Agreement and Plan of Merger and the Merger of the Company with and into ExecuFirst Bancorp, Inc.

    / / AGAINST

    / / ABSTAIN

    In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE APPROVAL OF THE PLAN OF MERGER AND THE MERGER. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                                  (Continued and to be signed on the other side)
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    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF
SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                                            DATE _________________________, 1995
                                            _____________________________ (SEAL)
                                                  (SHAREHOLDER'S SIGNATURE)
                                            _____________________________ (SEAL)
                                                  (SHAREHOLDER'S SIGNATURE)
                                            _____________________________ SHARES

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. PLEASE SIGN THIS PROXY EXACTLY AS IT APPEARS IN ADDRESS BELOW. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL OWNERS SHOULD SIGN. IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AND ATTACH EVIDENCE OF AUTHORITY. CORPORATIONS PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER AND AFFIX THE CORPORATE SEAL.